UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 21, 2013

                          SYNERGY RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

       Colorado                     001-35245                    20-2835920
--------------------          -----------------------     ----------------------
(State or other jurisdiction   (Commission File No.)      (IRS Employer
of incorporation)                                          Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651

        ---------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:    (970) 737-1073


                                       N/A
           ---------------------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

     On May 21, 2013, Synergy Resources Corporation (NYSE MKT: SYRG), Platteville, CO, announced that its third party reserve engineer, Ryder Scott Company, has evaluated the company's mid-year reserves for the period ending February 28th, 2013 and reported a PV10 value of $208 million on proved reserves of 13.63 million barrels of oil equivalent (BOE) versus a PV10 value of $148 million and 10.66 million BOE for the period ending August 31st, 2012. The largest increase in the reserves was in the Proved Developed Producing (PDP) category which rose 60%. There was an increase in Proved Developed Not Producing
(PDNP) reserves of 33% and an increase in Proved Undeveloped (PUD) reserves of 9%.

     A press  release  concerning  Synergy's  mid-year  reserves  is attached as
Exhibit 99.1.

     The report of Ryder Scott is filed as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

   (d)Exhibits

Number   Description

99.1     Press Release
99.2     Ryder Scott report regarding oil and gas reserves as of February
         28, 2013

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 23, 2013                 SYNERGY RESOURCES CORPORATION


                              By: /s/ Frank L. Jennings
                                  -----------------------------------------
                                  Frank L. Jennings, Principal Financial Officer